Exhibit 99.1
News From
Royal Caribbean Cruises Ltd.
Corporate Communications Office
1050 Caribbean Way, Miami, Florida 33132-2096

Contact:   Ian Bailey
(305) 982-2625
For Immediate Release

ROYAL CARIBBEAN ANNOUNCES TERMINATION OF SHAREHOLDERS’
AGREEMENT BETWEEN CRUISE ASSOCIATES AND A WILHELMSEN AS

MIAMI – August 24, 2011 – Royal Caribbean Cruises Ltd. (NYSE, OSE: RCL) has been informed by Cruise Associates and A Wilhelmsen AS, its two largest shareholders, that they have terminated the Shareholders' Agreement between themselves.  The Company is not a party to the Agreement.

The Company has included with this release a series of Questions and Answers related to the termination of the Shareholders' Agreement.   “This action is solely between the two shareholders and does not involve the Company.   We do not expect today’s announcement to result in any change in the Company’s operations or strategic direction,” said Richard D. Fain, chairman and chief executive officer.

Royal Caribbean Cruises Ltd. is a global cruise vacation company that operates Royal Caribbean International, Celebrity Cruises, Pullmantur, Azamara Club Cruises, CDF Croisières de France, and TUI Cruises through a 50% joint venture.  The company has a combined total of 40 ships in service and two under construction.  It also offers unique land-tour vacations in Alaska, Asia, Australia, Canada, Europe, Latin America and New Zealand.  Additional information can be found on www.royalcaribbean.com, www.celebrity.com, www.pullmantur.es, www.azamaraclubcruises.com, www.cdfcroisieresdefrance.com, www.tuicruises.com or www.rclinvestor.com.

Certain statements in this release relating to, among other things, our future performance constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, statements regarding expected financial results for the second quarter and full year 2011 and the yields expected in 2011.  Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” and similar expressions are intended to identify these forward-looking statements.  Forward-looking statements reflect management’s current expectations, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.  Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the economic environment on the demand for cruises, the impact of the economic environment on our ability to generate cash flows from operations or obtain new borrowings from the credit or capital markets in amounts sufficient to satisfy our capital expenditures, debt repayments and other financing needs, the uncertainties of conducting business internationally and expanding into new markets, changes in operating and financing costs, vacation industry competition and changes in industry capacity and overcapacity, emergency ship repairs, including the related lost revenue, the impact of ship delivery delays, ship cancellations or ship construction price increases, financial difficulties encountered by shipyards or their subcontractors and adverse publicity concerning the cruise vacation industry and the unavailability or cost of air service.

More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting our Investor Relations web site at www.rclinvestor.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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QUESTIONS and ANSWERS

Royal Caribbean Cruises Ltd. announced that its two largest shareholders (A Wilhelmsen AS and Cruise Associates) have terminated the Shareholders’ Agreement between themselves.  Royal Caribbean was not a party to the agreement and was not a party to the discussion related to its termination.  Royal Caribbean has prepared the following Q&A summary based on the information available to it.

What Are The Main Changes?
The two major shareholders (A Wilhelmsen AS and Cruise Associates) have had a Shareholders’ Agreement for many years.  Under the agreement, the two shareholders agreed to vote their shares for the election as directors of four nominees of each shareholder.   With the termination of the Shareholders’ Agreement, the shareholders are no longer obliged to vote their shares in this manner. In addition, our Articles of Incorporation require that, while the Shareholders’ Agreement was in effect, the approval of at least one director affiliated with each of the two shareholders was required for certain corporate actions.   With the termination of the Shareholders’ Agreement, this is no longer a requirement.  In addition, the Company noted that these changes are consistent with current trends in best practice for good corporate governance.

What Does This Mean For Board/CEO Nominations/Elections?
All existing directors (including those nominated by Cruise Associates and A Wilhelmsen AS) are expected to continue to serve as directors in accordance with the Company’s Articles and By-Laws, and no change in our Board membership or management is contemplated.  Our Directors, as with all public companies, will continue to be elected by a vote of our shareholders except that vacancies are filled by the Board for their unexpired terms.  Our Directors are elected for staggered three year terms.   The only change is that under the Shareholders’ Agreement the two shareholders previously agreed to vote for each other’s nominees.  Now, they are free to vote as they wish.

What are Cruise Associates’ Plans?
Cruise Associates is a partnership beneficially owned indirectly by various trusts.  It is our understanding that with the termination of the Shareholders’ Agreement, Cruise Associates plans to distribute its RCL shares to its partners which, in turn, may further transfer shares to their respective owners.

Does This Mean The Two Major Shareholders Have A Negative View Of The Industry Or The Company?
No, we understand that this is simply a private matter between the parties.

Is This Connected To The Recent Turmoil In The Financial Markets Or The Recent Drop In RCL’s Share Price?
No, we have no indication that it relates in any way to the current market turmoil or to the Company.

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Will This Have An Effect On The Company’s Existing Loans?
No.  This will not have any effect on the Company’s loans or debt instruments.

Will There Be Any Tax Implications To The Company?
No. There will be no impact to the Company’s tax position.

Will This Result In Any Change In The Company’s Direction?
No.  While a majority of the Board was previously nominated by the two shareholders, once elected, their duty as directors has always required them to represent the interests of all shareholders.  That duty remains unchanged and the termination announced today is not expected to affect the Company’s strategic direction.

Does This Mean That These Shareholders Are Likely To Sell Their Shares?
Under the Shareholders' Agreement each party had a right of first refusal if the other party wanted to sell certain of its shares.  Now that the agreement has been terminated, each party continues to have the right to sell its shares but without having to give the other party a right of first refusal.  We have no further information about the ongoing intentions of the two major shareholders, just as we do not know the ongoing intentions of any of our other shareholders.

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